      As filed with the Securities and Exchange Commission on June 8, 2000
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ASTA FUNDING, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                     22-3388607
 ---------------------------------------          ---------------------------
   (State or other jurisdiction                       (I.R.S. employer
of incorporation or organization)                    identification number)


        210 Sylvan Avenue
   Englewood Cliffs, New Jersey                                07632
      -----------------------------------------       ---------------------
 (Address of Principal Executive                            (Zip Code)
             Offices)

                    Asta Funding, Inc. 1995 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 Mitchell Herman
                                210 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (201) 567-5648
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Copy to: John D. Schupper, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                            ------------------------





                         Calculation of Registration Fee
========================================================================================================================
                                                           Proposed                 Proposed
       Title of Securities         Amount to be        Maximum Offering        Maximum Aggregate           Amount of
         to be Registered           Registered        Price per Share (2)      Offering Price (2)       Registration Fee

------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 per share         920,000           6.0625                    $5,577,500                  $1,473
========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers additional shares of Common Stock as may be issuable pursuant to the anti-dilution provision of the 1995 Stock Option Plan.
(2) Estimated in accordance with Rule 457(h) solely for purpose of calculating the registration fee. The price shown is the average of the bid and asked price of the Common Stock on June 5, 2000 as reported on The Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

                  (a) Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999;

                  (b) Our Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1999 and March 31, 2000;

                  (c)   Our Current Report on Form 8-K as filed on October 14,
                        1999;

                  (d)   Our Proxy Statement dated February 13, 2000;

                  (e) Our Registration Statement on Form 8-A declared effective on November 13, 1995, registering the common stock under the Exchange Act; and

                  (f) All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

Item 6.  Indemnification of Directors and Officers

                  Our Certificate of Incorporation and By-Laws provide that we shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of Asta Funding pursuant to our Certificate of Incorporation and By-Laws and the DGCL, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  Our Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for
(i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

                  We have obtained and maintain a policy of insurance with a face amount of $2,000,000 (subject to certain deductible provisions and exclusions) covering our officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.

Item 8.  Exhibits

                  5.1 Opinion of Lowenstein Sandler PC with respect to the legality of the Common Stock to be registered hereunder

                  10.9 1995 Stock Option Plan (incorporated by reference to our Registration Statement on Form SB-1)

                  23.1 Consent of Independent Auditors, Richard A. Eisner and Company, LLP

                  23.2  Consent of Lowenstein Sandler PC (contained in Exhibit
                        5.1)

                  24    Power of Attorney (included on page 6)


Item 9.  Undertakings

Undertaking Required by Regulation S-B, Item 512(a).

         (a)      The undersigned registrant hereby undertakes to:

                  (1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement:

                            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                            (iii) Include any additional or charged material information on the plan of distribution.

                  (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8 day of June, 2000.

                                              ASTA FUNDING, INC.

                                              /s/ Gary Stern
                                              --------------------------
                                              By: Gary Stern
                                                  President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Gary Stern and Mitchell Herman or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


Name                                        Title                                       Date


/s/ Gary Stern                              President and Director              June 8, 2000
------------------------------------        (principal executive officer)
Gary Stern



/s/ Mitchell Herman                         Chief Financial Officer and         June 8, 2000
------------------------------------        Director (principal financial and
Mitchell Herman                             accounting officer)



/s/ Arthur Stern                            Chairman of the Board               June 8, 2000
---------------------------
Arthur Stern






/s/ Martin Fife                             Director                            June 8, 2000
------------------------------------
Martin Fife


/s/ Herman Badillo                          Director                            June 8, 2000
---------------------------
Herman Badillo


/s/ General Buster Glosson                  Director                            June 8, 2000
---------------------------
General Buster Glosson


/s/ Edward Celano                           Director                            June 8, 2000
---------------------------
Edward Celano



                                INDEX TO EXHIBITS


Exhibit No.                            Description

5.1 Opinion of Lowenstein Sandler PC with respect to the legality of the Common Stock to be registered hereunder.

10.9 1995 Stock Option Plan(incorporated by reference to our Registration Statement on Form SB-1)

23.1      Consent of Independent Auditors, Richard A. Eisner and Company, LLC

23.2      Consent of Lowenstein Sandler PC (contained in Exhibit 5.1)